                                                                    EXHIBIT 99.1




                      AGREEMENT AND PLAN OF CONSOLIDATION

                                    BETWEEN

                           STERLING BANCSHARES, INC.

                                      AND

                              HUMBLE NATIONAL BANK

                         DATED AS OF FEBRUARY 17, 1998

                               TABLE OF CONTENTS

ARTICLE I

         CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.01   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II

         THE CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.01   Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.02   Time and Place of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.03   Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.04   Reservation of Right to Revise Transaction; Further Actions . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III

         CONSOLIDATION CONSIDERATION; EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.01   Aggregate Consolidation Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.02   Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV

         EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.01   Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.02   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.03   Voting and Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.04   No Further Ownership Rights in Humble Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.05   No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.06   Termination of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF HUMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.01   Organization, Standing and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.02   Humble Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.03   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.04   Authorization of Consolidation and Related Transactions . . . . . . . . . . . . . . . . . . . . . . .  14
         5.05   Financial Statements and Regulatory Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.06   Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.07   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.08   Allowance for Credit Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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
         5.09   Other Tax, Regulatory and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.10   Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.11   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.12   Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.13   Commitments and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.14   Material Contract Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.15   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.16   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.17   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.18   Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.19   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.20   Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.21   Material Interests of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.22   Registration Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.23   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.24   State Takeover Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.25   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.26   Humble Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.27   Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF STERLING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.01   Organization Standing and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.02   Sterling and Consolidation Subsidiary Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.03   Authorization of Consolidation and Related Transactions . . . . . . . . . . . . . . . . . . . . . . .  24
         6.04   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.05   Sterling SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.06   Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.07   Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.08   Tax and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.09   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.10   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VII

         CONDUCT OF HUMBLE'S BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.01   Conduct of Business Prior to the Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.02   Forbearances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VIII

         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.01   Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.02   Proxy Statement; Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         8.03   Stockholders' Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.04   Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.05   Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.06   Miscellaneous Agreements and Consents; Affiliates Agreements  . . . . . . . . . . . . . . . . . . . .  30
         8.07   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.08   Certain Change of Control Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.09   Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.10   Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.11   Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.12   No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.13   Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.14   Accruals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.15   Post-Closing Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.16   Future Board Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.17   Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.18   Notification; Updated Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.19   Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.20   Consolidation Subsidiary as a Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.21   Amendment of Humble Articles of Association . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.22   Termination of Humble 401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.23   Compliance with Year 2000 Guidelines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE IX

         CONDITIONS TO CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.01   Conditions to Each Party's Obligation to Effect the Consolidation . . . . . . . . . . . . . . . . . .  37
         9.02   Conditions to Obligations of Humble to Effect the Consolidation . . . . . . . . . . . . . . . . . . .  38
         9.03   Conditions to Obligations of Sterling to Effect the Consolidation . . . . . . . . . . . . . . . . . .  38

ARTICLE X

         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.01  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.02  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         10.03  Non-Survival of Representations, Warranties and Covenants Following the Effective Time  . . . . . . .  42

ARTICLE XI

         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.01  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

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
         11.02  Entire Agreement; Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.03  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.04  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.05  No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.06  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.07  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.08  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.10  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         11.11  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                      AGREEMENT AND PLAN OF CONSOLIDATION

         THIS AGREEMENT AND PLAN OF CONSOLIDATION (this "Agreement") dated as of February __, 1998, is by and between STERLING BANCSHARES, INC. ("Sterling"), a Texas corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and HUMBLE NATIONAL BANK, a national banking association ("Humble"). Capitalized terms not otherwise defined herein shall have the meanings set forth in Article I.

                                  WITNESSETH:

         WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Sterling will acquire Humble through the consolidation pursuant to
Section 215 of the National Bank Act of an interim Texas banking association to be formed as a wholly owned subsidiary of Sterling ("Consolidation Subsidiary") with and into Humble, or by such other means as provided for herein (the "Consolidation"); and

         WHEREAS, pursuant to the Consolidation, each issued and outstanding share of Humble Common Stock will be converted into shares of Sterling Common Stock upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, for federal income tax purposes the Consolidation is intended to qualify as a tax-free reorganization pursuant to Section 368 of the Code; and

         WHEREAS, for accounting purposes it is intended that the Consolidation be accounted for as a pooling of interests in accordance with APB Opinion 16; and

         WHEREAS, (i) the respective Boards of Directors of Sterling and Humble have each determined that this Agreement, the Consolidation and the transactions contemplated hereby and thereby are in the best interests of their respective company and stockholders and have approved this Agreement, the Consolidation and the other transactions contemplated hereby and thereby and
(ii) the Board of Directors of Humble (the "Humble Board") has unanimously (a) determined that the consideration to be paid for the outstanding shares of Humble Common Stock is fair to the stockholders of Humble and (b) resolved to recommend to the stockholders of Humble that they vote in favor of adoption of this Agreement; and

         WHEREAS, Sterling has advised Humble and the Humble Specified Stockholders that it will not enter into this Agreement unless the Humble Specified Stockholders execute and deliver to the Company an Agreement and Irrevocable Proxy in the form set forth in Annex A to this Agreement; and

         WHEREAS, Sterling and Humble desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Consolidation and the related transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

         1.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                 "Acquisition Proposal" shall have the meaning set forth in
Section 8.12.

                 "Acquisition Shelf Registration Statement" shall have the meaning set forth in Section 8.19.

                 "Acquisition Transaction" shall have the meaning set forth in
Section 8.12.

                 "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

                 "Agreement" shall have the meaning set forth in the introduction to this Agreement and Plan of Consolidation.

                 "Allowance" shall have the meaning set forth in Section 5.08.

                 "Approvals" shall mean any and all filings, permits, consents, authorizations and approvals of any governmental or regulatory authority or of any other third person necessary to give effect to the arrangement contemplated by this Agreement or necessary to consummate the Consolidation.

                 "Authorizations" shall have the meaning set forth in Section 5.01.

                 "Average Closing Price" shall have the meaning set forth in
Section 10.01.

                 "BHCA" shall have the meaning set forth in the introduction to this Agreement.

                 "Bank" shall have the meaning set forth in Section 8.16.

                 "Certificates" shall have the meaning set forth in Section
4.02.

                 "Closing" shall have the meaning set forth in Section 2.02.

                 "Closing Date" shall have the meaning set forth in Section
2.02.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "Commissioner" shall mean the Texas Banking Commissioner.

                 "Condition" shall have the meaning set forth in Section 5.01.

                 "Consolidation" shall have the meaning set forth in the recitals to this Agreement.

                 "Consolidation Subsidiary" shall have the meaning set forth in the recitals to this Agreement.

                 "Deloitte" shall mean Deloitte & Touche LLP, Sterling's independent auditors.

                 "Determination Date" shall have the meaning set forth in
Section 10.01.

                 "Dissenting Shares" shall have the meaning set forth in
Section 3.02.

                 "Effective Time" shall have the meaning set forth in Section 2.03.

                 "Employee" shall mean any current or former employee, officer or director, independent contractor or retiree of Humble, its subsidiaries and any dependent or spouse thereof.

                 "Environmental Law" shall have the meaning set forth in
Section 5.25.

                 "ERISA" shall have the meaning set forth in Section 5.12(a).

                 "Excess Securities" shall have the meaning set forth in
Section 4.05.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Exchange Agent" shall have the meaning set forth in Section 4.01.

                 "Exchange Fund" shall having the meaning set forth in Section 4.01.

                 "Exchange Ratio" shall have the meaning set forth in Section 3.01(c).

                 "Excluded Shares" shall have the meaning set forth in Section 3.01(b).

                 "Expenses" shall have the meaning set forth in Section
8.13(a).

                 "FDIC" shall mean the Federal Deposit Insurance Corporation.

                 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System and any Federal Reserve Bank.

                 "GAAP" shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

                 "Holder" shall mean a Person who receives the Sterling Shares pursuant to the Consolidation as a result of being an Humble stockholder.

                 "Humble" shall have the meaning set forth in the introduction to this Agreement.

                 "Humble Benefit Plans" shall have the meaning set forth in
Section 5.12(a).

                 "Humble Board" shall mean the Board of Directors of Humble.

                 "Humble Common Stock" shall mean the common stock, par value $1.00 per share, of Humble.

                 "Humble Designee" shall have the meaning set forth in Section 8.16.

                 "Humble Disclosure Schedule" shall mean that document containing the written detailed information prepared and delivered by Humble to Sterling prior to the execution of this Agreement.

                 "Humble ERISA Plan" shall have the meaning set forth in
Section 5.12(a).

                 "Humble 401(k) Plan" shall mean the Humble 401(k) Savings Plan established July 1, 1995.

                 "Humble Financial Statements" shall have the meaning set forth in Section 5.05(a).

                 "Humble Material Adverse Effect" shall have the meaning set forth in Section 5.01.

                 "Humble Specified Stockholders" shall mean H. Dean Mann, Paul Michael Mann and Inservo & Co. FBO H. D. Mann.

                 "Humble Stock Plan" shall have the meaning set forth in
Section 5.12(a).

                 "Indemnified Party" shall have the meaning set forth in
Section 8.07.

                 "Index" shall have the meaning set forth in Section 10.01.

                 "Liens" shall mean all mortgages, pledges, liens, security interests, conditional and installment sales agreements, encumbrances, charges or other claims of third parties of any kind.

                 "Maximum Amount" shall have the meaning set forth in Section 8.07.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "National Bank Act" shall mean 12 U.S.C. Section [24] et seq, as amended.

                 "OCC" shall mean the Office of the Comptroller of the Currency.

                 "Permitted Liens" are (i) Liens for current taxes not yet due and payable and incurred in the ordinary course of business, (ii) with respect to a lease, the interest of the lessor thereunder, including any Liens on the interest of such lessor, and (iii) such imperfections of title, Liens, restrictions and easements that do not materially impair the use or value of the properties or assets or otherwise materially impair the current operations relating to the business of Humble or its Subsidiaries.

                 "Person" or "person" shall mean any individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                 "Proxy Statement" shall have the meaning set forth in Section 5.18.

                 "Regulatory Agreement" shall have the meaning set forth in
Section 5.11(b).

                 "Regulatory Authorities" shall have the meaning set forth in
Section 5.11(b).

                 "Regulatory Reporting Document" shall have the meaning set forth in Section 5.05(a).

                 "Remedies Exception" shall mean any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                 "Reports" shall have the meaning set forth in Section 5.17.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Securities Laws" shall mean individually and collectively the provisions of applicable state corporate and securities laws, the Securities Act, and the Exchange Act, including but not limited to rules and regulations promulgated thereunder.

                 "Shelf Filing Deadline" shall have the meaning set forth in
Section 8.19(a).

                 "Shelf Registration Statement" shall have the meaning set forth in Section 8.19.

                 "Sterling" shall have the meaning set forth in the introduction to this Agreement.

                 "Sterling Board" shall mean the Board of Directors of Sterling.

                 "Sterling Common Stock" shall mean the common stock, par value $1.00 per share, of Sterling.

                 "Sterling Financial Statements" shall have the meaning set forth in Section 6.04.

                 "Sterling Material Adverse Effect" shall have the meaning set forth in Section 6.01.

                 "Sterling Preferred Stock" shall have the meaning set forth in
Section 6.02.

                 "Sterling SEC Documents" shall have the meaning set forth in
Section 6.05.

                 "Sterling Shares" shall mean the shares of Sterling Common Stock received as Aggregate Consolidation Consideration by, and owned by, the Humble stockholders.

                 "Stockholders' Meeting" shall have the meaning set forth in
Section 5.18.

                 "Subsidiary" shall mean, in the case of either Sterling or Humble, any corporation, association or other entity in which it owns or controls, directly or indirectly, 25% or more of the outstanding voting securities or 25% or more of the total equity interest; provided, however, that the term shall not include any such entity in which such voting securities or equity interest is owned or controlled in a fiduciary capacity, without sole voting power, or was acquired in securing or collecting a debt previously contracted in good faith.

                 "Superior Proposal" shall have the meaning set forth in
Section 10.01(f).

                 "Surviving Corporation" shall have the meaning set forth in
Section 2.01.

                 "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, Common Stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including, without limitation, any interest, penalties or additions thereto.

                 "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including, without limitation, any return of an affiliated or combined or unitary group that includes Humble or any of its Subsidiaries.

                 "Taxable Period" shall mean any period prescribed by any governmental authority, including, but not limited to, the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                 "TBCA" shall mean the Texas Business Corporation Act, as amended.

                 "Termination Fee" shall have the meaning set forth in Section 8.13.

                                   ARTICLE II

                               THE CONSOLIDATION

         2.01   Consolidation.

         (a) Sterling will use its commercially reasonable efforts to cause Consolidation Subsidiary to be formed as a wholly owned subsidiary of Sterling prior to the Closing Date.

         (b) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the National Bank Act and the TBCA, at the Effective Time, Consolidation Subsidiary shall be consolidated with and into Humble. As a result of the Consolidation, the separate existence of Consolidation Subsidiary shall thereupon cease, and Humble shall continue as the surviving corporation of the Consolidation (the "Surviving Corporation"). Upon the issuance of a charter for the Consolidation Subsidiary by the Commissioner, Sterling shall cause the Board of Directors of Consolidation Subsidiary (i) to approve this Agreement, the Consolidation and the transactions contemplated hereunder and thereunder and (ii) to authorize and direct an officer of Consolidation Subsidiary to execute and deliver an amendment to this Agreement making Consolidation Subsidiary a party hereto.
For purposes of the TBCA the Consolidation shall be treated as a consolidation under the provisions of Articles 5.01 - 5.06 of the TBCA.

         (c) The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Humble as in effect immediately prior to the Effective Time, and the name of the Surviving Corporation shall be "Humble National Bank."

         (d) The bylaws of the Surviving Corporation shall be the bylaws of Humble as in effect immediately prior to the Effective Time.

         (e) The directors of Consolidation Subsidiary immediately prior to the Effective Time shall become the directors of the Surviving Corporation and the officers of Consolidation Subsidiary immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         (f) The Consolidation shall have the effects set forth in the National Bank Act and Article 5.06 of the TBCA.

         2.02 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Andrews & Kurth L.L.P. in Houston, Texas at 10:00 a.m. on the day that is two Business Days after satisfaction or waiver (subject to applicable law) of the conditions set forth in Article IX (excluding conditions that, by their terms cannot be satisfied until the Closing Date) (the "Closing Date"), or at such other time, and at such place, as may be mutually agreed upon by Sterling and Humble.

         2.03 Effective Time. On the business day selected by Sterling occurring within ten (10) business days following the date on which the expiration of all applicable waiting periods in connection with approvals of governmental authorities necessary to effectuate the Consolidation occurs and all conditions to the consummation of this Agreement are satisfied or waived, unless an earlier or later date has been agreed by the parties, appropriate articles of consolidation or certificates of consolidation shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Consolidation provided for herein shall become effective upon such filing or at such time as may be specified in such articles or certificates of consolidation (the "Effective Time").

         2.04 Reservation of Right to Revise Transaction; Further Actions. Notwithstanding anything to the contrary provided elsewhere in this Agreement, if Sterling notifies Humble in writing prior to the Closing that Sterling prefers to change the method of effecting the acquisition of Humble by Sterling (including, without limitation, the provisions as set forth in Article II) the parties hereto shall forthwith execute an appropriate amendment or restatement of this Agreement to reflect such changes; provided, however, that no such change shall (i) alter or change the amount or the kind of the consideration to be received by the holders of Humble Common Stock as provided for in this Agreement; (ii) adversely affect the tax treatment to Humble stockholders as a result of receiving the Aggregate Consolidation Consideration; (iii) take the form of an asset purchase; (iv) adversely affect the timing of the transaction described herein or (v) result in additional restrictions on the sale of the Sterling Shares by the Holders.

                                  ARTICLE III

                         CONSOLIDATION CONSIDERATION;

                             EXCHANGE PROCEDURES

         3.01 Aggregate Consolidation Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Consolidation and without any action on the part of any party or shareholder, the shares of the constituent corporations shall be converted as follows:

         (a) Each of the shares of common stock of Consolidation Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

         (b) Each share of Humble Common Stock held in the treasury of Humble and each share of Humble Common Stock owned by Sterling, Bancorporation or any direct or indirect wholly owned Subsidiary of Sterling or Humble immediately prior to the Effective Time (collectively, the "Excluded Shares") shall be canceled without any conversion and no payment or distribution shall be made with respect thereto.

         (c) Subject to the provisions of Sections 3.02 and 4.05, each issued and outstanding share of Humble Common Stock immediately prior to the Effective Time (other than the Excluded Shares) shall be converted into the right to receive .6036 shares (the "Exchange Ratio") of fully paid and nonassessable shares of Sterling Common Stock. The Exchange Ratio has been determined by dividing 855,000 shares of Sterling Common Stock, which is the total number of shares of Sterling Common Stock to be issued in the Consolidation (as adjusted for a 3-for-2 stock split declared by Sterling on January 26, 1998 and payable on February 20, 1998) by the total number of issued and outstanding shares of Humble Common Stock at the date hereof, less the Excluded Shares. As of the Effective Time, all such shares of Humble Common Stock shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of Humble Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate, in accordance with the provisions of Section 4.02, only the applicable number of shares of Sterling Common Stock equal to the Exchange Ratio multiplied by the number of shares of Humble Common Stock represented by such certificate, any cash in lieu of fractional shares of Common Stock to the extent provided in Section 4.05 and any dividends to the extent provided in
Section 4.03.

         (d) At the Effective Time, the stock transfer books of Humble shall be closed as to holders of Humble Common Stock immediately prior to the Effective Time and no transfer of Humble Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Section 4.02 to the Exchange Agent (as defined herein), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of Sterling Common Stock and a check representing the amount of cash in lieu of fractional shares, if any, into which the Humble Common Stock represented thereby was converted as a result of the Consolidation. Any other provision of this Agreement notwithstanding, neither Sterling, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Humble Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         3.02 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Humble Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by Humble stockholders who have voted such shares against the Consolidation or who have given notice to Humble in writing at or prior to the Stockholders Meeting that such stockholders dissent from the Consolidation and who shall have delivered a written request for payment of the value of such shares within the time and in the manner provided in Section 215(c) of the National Bank Act (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive shares of Sterling Common Stock as provided in Section 3.01(c), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under such Section 215(c). If any such stockholder shall have so failed to perfect or shall have effectively withdrawn or lost such right, each of his shares of Humble Common Stock shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive shares of Sterling Common Stock as provided in
Section 3.01 (c).


                                   ARTICLE IV

                               EXCHANGE OF SHARES

         4.01 Exchange Agent. As of the Effective Time, Sterling shall deposit with a bank or trust company designated by Sterling and reasonably acceptable to Humble (the "Exchange Agent"), for the benefit of the holders of shares of Humble Common Stock, for exchange in accordance with this Article IV, through the Exchange Agent, certificates representing the shares of Sterling Common Stock (such shares of Sterling Common Stock, together with any dividends or distributions with respect thereto paid in respect of a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 3.01 in exchange for outstanding shares of Humble Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Sterling Common Stock contemplated to be issued pursuant hereto out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

         4.02 Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Humble Common Stock (the "Certificates"), other than shares canceled in accordance with Section 3.01(b): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Humble Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent, and shall be in such form and have such other provisions as Sterling shall specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Sterling Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent (or to such other agent or agents as may be appointed by Sterling), together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Sterling Common Stock which such holder has the right to receive pursuant to the provisions of this
Article IV and cash in lieu of fractional shares of Sterling Common Stock as provided in Section 4.05, and the Certificate(s) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Humble Common Stock which is not registered in the transfer records of Humble, a certificate representing the appropriate number of shares of Sterling Common Stock may be issued to a transferee if the Certificate(s) representing such Humble Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 4.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Sterling Common Stock and cash in lieu of any fractional shares of Sterling Common Stock as provided in Section 4.05. The Certificate(s) for Humble Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Sterling shall not be obligated to deliver the consideration to which any former holder of Humble Common Stock is entitled as a result of the Consolidation until such holder surrenders his Certificate(s) formerly representing shares of Humble Common Stock for exchange as provided in this Article IV. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of Humble for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of Sterling Common Stock until Sterling has received a written agreement from such person as provided in Section 8.06. If any certificate for shares of Sterling Common Stock, or any check representing cash or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

         4.03 Voting and Dividends. Former stockholders of record of Humble shall be entitled to vote after the Effective Time at any meeting of Sterling stockholders the number of whole shares of Sterling Common Stock into which their respective shares of Humble Common Stock are converted, regardless of whether such holders have exchanged their Certificates for Certificates representing Sterling Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of
Section 4.02, each Certificate theretofore representing shares of Humble Common Stock (other than shares to be canceled pursuant to Section 3.01(b)) shall from and after the Effective Time represent for all purposes only the right to receive shares of Sterling Common Stock and cash, as set forth in this Agreement. No dividend or other distribution payable to the holders of record of Sterling Common Stock, at or as of any time after the Effective Time, shall be paid to the holder of any Certificate representing shares of Humble Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such Certificate for exchange as provided in
Section 4.01, promptly after which time all such dividends or distributions shall be paid (without interest).

         4.04 No Further Ownership Rights in Humble Common Stock. All shares of Sterling Common Stock issued upon the surrender for exchange of shares of Humble Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares of Sterling Common Stock pursuant to
Section 4.05) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Humble Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Humble on such shares of Humble Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Humble Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV.

         4.05 No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Sterling Common Stock shall be issued upon the surrender for exchange of Certificates, and no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to any voting or other rights of a security holder of Sterling. In lieu of any fractional security, each holder of shares of Humble Common Stock who would otherwise have been entitled to a fraction of a share of Sterling Common Stock upon surrender of the Certificate(s) for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the amount of the net proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 4.05, on behalf of all such holders, of the aggregate fractional shares of Sterling Common Stock issued pursuant to Article
III. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Sterling Common Stock delivered to the Exchange Agent by Sterling pursuant to Section 4.01 over
(B) the aggregate number of whole shares of Sterling Common Stock to be distributed to holders of Humble Common Stock pursuant to Article III (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of Humble Common Stock, shall sell the Excess Securities at the prevailing prices on the Nasdaq National Market. The sale of the Excess Securities by the Exchange Agent shall be executed on the Nasdaq National Market through one or more member firms of the NASD and shall be executed in round lots to the extent practicable. Sterling shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the net proceeds of such sale of Excess Securities have been distributed to the former stockholders of Humble, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Humble in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

         4.06 Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Sterling Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of Humble for nine months after the Effective Time shall be delivered to Sterling, upon demand, and any stockholders of Humble who have not theretofore complied with this Article IV shall thereafter look only to Sterling for payment of their claim for Sterling Common Stock, and any cash in lieu of fractional shares of Sterling Common Stock.


                                   ARTICLE V

                             REPRESENTATIONS AND
                             WARRANTIES OF HUMBLE

         Humble represents and warrants to Sterling, subject to such exceptions and limitations as are set forth below or in the Humble Disclosure Schedule, as follows:

         5.01 Organization, Standing and Authority. Humble is a national banking corporation duly organized, validly existing and in good standing under the National Banking Act. Humble is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the financial condition, results of operations, business or prospects (the "Condition") of Humble or on the ability of Humble to consummate the transactions contemplated hereby (a "Humble Material Adverse Effect"). Humble has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, except where the failure to have such power and authority would not have a Humble Material Adverse Effect, and to execute and deliver this Agreement and perform the terms of this Agreement. Humble has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, franchises, permits and licenses (collectively, "Authorizations") necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Humble Material Adverse Effect.

         5.02    Humble Common Stock.

         (a) The authorized capital stock of Humble consists of 2,000,000 shares of Humble Common Stock. As of the date of this Agreement, 1,416,500 shares of Humble Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares were held in Humble's treasury.

         Since December 31, 1997, Humble has issued no additional shares of Humble Common Stock and has no commitments, options or agreements to issue any additional shares. None of the outstanding shares of the Humble Common Stock has been issued in violation of any preemptive rights or any provision of Humble's charter or bylaws. As of the date of this Agreement, no shares of Humble Common Stock have been reserved for any purpose.

         (b) There are no other equity securities of Humble outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Humble Common Stock or contracts, commitments, understandings or arrangements by which Humble is or may be bound to issue additional shares of Humble Common Stock or options, warrants or rights to purchase or acquire any additional shares of Humble Common Stock.

         (c) Except as set forth in Section 5.02(c) of the Humble Disclosure Schedule, there are no securities required to be issued by Humble under any Humble Stock Plan, dividend reinvestment or similar plan.

         5.03    Subsidiaries.  Humble has no Subsidiaries.

         5.04    Authorization of Consolidation and Related Transactions.

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the Consolidation) have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Humble, including unanimous approval of the Consolidation by the Humble Board, subject to the approval of the Consolidation by the stockholders of Humble to the extent required by applicable law. The Humble Board has unanimously determined that the Consolidation is fair to and in the best interests of Humble and its stockholders and the Humble Board has unanimously determined to submit this Agreement, the Consolidation and the transactions contemplated hereby and thereby for approval by the stockholders of Humble and unanimously recommends that such stockholders approve and adopt same. The only shareholder approval required for the approval of the Consolidation is the approval of two-thirds of the outstanding shares of Humble Common Stock. This Agreement, subject to any requisite shareholder approval hereof with respect to the Consolidation, represents a valid and legally binding obligation of Humble, enforceable against Humble in accordance with its terms, except as such enforcement may be limited by the Remedies Exception.

         (b) Except as set forth in Section 5.04(b) of the Humble Disclosure Schedule, neither the execution and delivery of this Agreement by Humble, nor the consummation by Humble of the transactions contemplated hereby or thereby nor compliance by Humble with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of Humble's charter or bylaws, or (ii) constitute or result in a breach or violation of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of Humble pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Humble is a party or by which its properties or assets may be subject and that would have, individually or in the aggregate, a

Humble Material Adverse Effect, or (iii) subject to receipt of the requisite approvals referred to in Sections 9.01(a) and 9.01(b) of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Humble or any of its properties or assets.

         (c) Other than consents, authorizations, approvals or exemptions required from the Commissioner, the OCC, the FDIC, or the Federal Reserve Board and the filing of a Certificate or Articles of Consolidation with the Secretary of State of the State of Texas, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation by Humble of the Consolidation and the other transactions contemplated in this Agreement.

         5.05    Financial Statements and Regulatory Reports.

         (a) Humble (i) has delivered to Sterling copies of the audited balance sheets and the related audited statements of income, stockholders' equity and cash flows (including related notes and schedules) of Humble as of and for the year ended December 31, 1996, together with the report thereon of Cabaniss, Horn and Domaschk, and of the unaudited balance sheet and the related unaudited statements of income, stockholders' equity and cash flows as of and for the year ended December 31, 1997 (collectively, the "Humble Financial Statements") and (ii) has furnished Sterling with a true and complete copy of each material report filed by Humble with the Federal Reserve Board or by any of its Subsidiaries with any Regulatory Authorities from and after January 1, 1995 (each a "Regulatory Reporting Document"), which are all the material documents that Humble was required to file with the Regulatory Authorities since such date and all of which complied when filed in all material respects with all applicable laws and regulations.

         (b) The Humble Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are in accordance with the books and records of Humble, which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and (ii) present fairly the financial position and the results of operations, changes in stockholders' equity and cash flows of Humble as of the dates and for the periods indicated, in accordance with GAAP except for the absence of certain footnote information in the unaudited Humble Financial Statements Humble has delivered to Sterling copies of all management letters prepared by Cabaniss, Horn and Domaschk and delivered to Humble since January 1, 1995. Promptly upon completion of the audit of the Humble Financial Statements as of and for the year ended December 31, 1997, but in any event no later than March 1, 1998, Humble shall furnish to Sterling copies of such Humble Financial Statements audited by Cabaniss, Horn and Domaschk together with the report of such firm thereon.

         5.06    Absence of Undisclosed Liabilities.  Except as set forth in
Section 5.06 of the Humble Disclosure Schedule, Humble has no obligations or liabilities (contingent or otherwise) in the amount of $50,000 in the aggregate, except obligations and liabilities (i) which are fully accrued or reserved against in the balance sheet of Humble as of December 31, 1997, included in the Humble Financial Statements or reflected in the notes thereto, or (ii) which were incurred after December 31, 1997, in the ordinary course of business consistent with past practice. Except as set forth in the Humble Disclosure Schedule, since December 31, 1997, Humble has not incurred or paid any obligation or liability which would have a Humble Material Adverse Effect.

         5.07 Tax Matters. Except as set forth in Section 5.07 of the Humble Disclosure Schedule:

         (a) All Tax Returns required to be filed by or on behalf of Humble have been timely filed, or requests for extensions have been timely filed, granted and have not expired, all such returns filed are complete and accurate in all material respects and all Taxes shown as due on those Tax Returns have been paid.

         (b) Humble is not involved in any audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes. All Taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

         (c) Humble has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

         (d) Adequate provision for any Taxes due or to become due for Humble for any period or periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 financial statements included in the Humble Financial Statements. Deferred Taxes of Humble and its Subsidiaries have been provided for in the Humble Financial Statements in accordance with GAAP.

         (e) Humble has collected and withheld all Taxes which it has been required to collect or withhold and has timely submitted all such collected and withheld amounts to the appropriate authorities. Humble is in compliance with the back-up withholding and information reporting requirements under (i) the Code and (ii) any state, local or foreign laws, and the rules and regulations, thereunder.

         (f) Humble has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under
Section 280G of the Code.

         (g) No consent has been filed under Section 341(f) of the Code with respect to Humble; no elections under Section 338(g) of the Code, protective carryover basis elections or offset prohibition elections are applicable to Humble; Humble has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code, nor has Humble had operations which are or may hereafter become reportable under
Section 999 of the Code; Humble owns no interest in an entity or arrangement characterized as a partnership for United States federal income tax purposes; no election under Section 1504(d) of the Code has been made with respect to Humble; none of the assets of Humble is required to be treated as being owned by some other person pursuant to Section 168(f)(8) of the Code, Humble is not a United States real property holding company under Section 897 of the Code; and no debt of Humble is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

         5.08 Allowance for Credit Losses. The allowance for credit losses (the "Allowance") shown in the balance sheet of Humble as of December 31, 1997, and included in the Humble Financial Statements, complies in all material respects with GAAP and OCC Bank Circular 201 (and comparable regulations applicable to Humble).

         5.09 Other Tax, Regulatory and Accounting Matters. Humble has not taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby, including the Consolidation, from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in Section 9.01(b) or (iii) prevent the Consolidation and the other transactions contemplated hereby from qualifying as a pooling of interests for purposes of APB Opinion 16.

         5.10 Properties. Except as set forth in Schedule 5.10 of the Humble Disclosure Schedule and except for Permitted Liens and Liens arising in the ordinary course of business after the date hereof, Humble has good and indefeasible title, free and clear of all Liens that are material to the Condition of Humble, to all its material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Humble Financial Statements as being owned by Humble as of the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to Humble's business, held under leases or subleases by Humble, are held under valid instruments enforceable in accordance with their respective terms, subject to the Remedies Exception. Except where a failure to maintain would not have a Humble Material Adverse Effect, substantially all of Humble's equipment in regular use has been well maintained and is in good serviceable condition, reasonable wear and tear excepted.

         5.11    Compliance with Laws.

         (a) Except as set forth in Section 5.11(a) of the Humble Disclosure Schedule, Humble is in compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, and with its internal policies and procedures except for failures to comply which will not result in a Humble Material Adverse Effect.

         (b) Except as set forth in Section 5.11(b) of the Humble Disclosure Schedule, Humble has not received any notification or communication from any agency or department of any federal, state or local government, including the Federal Reserve Board, the OCC, the FDIC, the SEC and the staffs thereof (collectively, the "Regulatory Authorities") (i) asserting that since January 1, 1995, Humble is not in substantial compliance with any of the statutes, regulations, or ordinances which such agency, department or Regulatory Authority enforces, or the internal policies and procedures of Humble, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of Humble, (iii) requiring or threatening to require Humble, or indicating that Humble may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of Humble, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of Humble, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

         (c) Except as set forth in Section 5.11(c) of the Humble Disclosure Schedule, since January 1, 1995, Humble has not been a party to any effective Regulatory Agreement or memorandum of understanding.

         (d) Humble is not required by Section 32 of Federal Deposit Insurance Act to give prior notice to a federal banking agency of the proposed addition of an individual to the Humble Board or the employment of an individual as a senior executive officer.

         5.12    Employee Benefit Plans.

         (a) Humble has delivered to Sterling prior to the execution of this Agreement true and complete copies (and, in the case of each material plan, financial data with respect thereto) of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other employee programs, arrangements or agreements, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not terminated, and trust agreements and insurance contracts under or with respect to which Humble has or could have any liability, contingent, secondary or otherwise (collectively, the "Humble Benefit Plans"). Any of the Humble Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Humble ERISA Plan." Any of the Humble Benefit Plans pursuant to which Humble is or may become obligated to, or obligated to cause any other Person to, issue, deliver or sell shares of Humble Common Stock, or grant, extend or enter into any option, warrant, call, right, commitment or agreement to issue, deliver or sell shares, or any other interest in respect of Humble Common Stock, is referred to herein as a "Humble Stock Plan." No Humble Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. Humble has set forth in Section 5.12 of the Humble Disclosure Schedule (i) a list of all of the Humble Benefit Plans, (ii) a list of the Humble Benefit Plans that are Humble ERISA Plans, (iii) a list of the Humble Benefit Plans that are Humble Stock Plans, and (iv) a list of the number of shares covered by, exercise prices for, and holders of, all stock options granted and available for grant under the Humble Stock Plans.

         (b) Except as set forth in Section 5.12(b) of the Humble Disclosure Schedule, from their inception, all Humble Benefit Plans have been and are in substantial compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations, including the terms of such plans, the breach or violation of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (c) All liabilities (contingent or otherwise) under any Humble Benefit Plan are fully accrued or reserved against in the Humble Financial Statements in accordance with GAAP. No Humble ERISA Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code.

         (d) Humble has no any obligations for retiree health or other welfare benefits under any Humble Benefit Plan or otherwise, except as set forth in the Humble Disclosure Schedule. There are no restrictions on the rights of Humble to unilaterally amend or terminate any such Humble Benefit Plan at any time without incurring any material liability thereunder.

         (e) Except as set forth in Section 5.12 of the Humble Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any person under any Humble Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Humble Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits. No amounts payable under any Humble Benefit Plan will be nondeductible pursuant to either Section 280G or 162(m) of the Code.

         5.13    Commitments and Contracts.  Except as set forth in Section
5.13 of the Humble Disclosure Schedule, Humble is not a party or subject to, or has amended or waived any rights under, any of the following (whether written or oral, express or implied):

         (a) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any Employees, including in any such person's capacity as a consultant (other than those which either (i) are terminable at will by Humble or (ii) do not involve payments with a present value of more than $10,000 by Humble during the remaining term thereof without giving effect to extensions or renewals of the existing term thereof that may be made at the election or with the consent or concurrence of Humble);

         (b)     any labor contract or agreement with any labor union;

         (c) any contract not made in the usual, regular and ordinary course of business containing non-competition covenants which limit the ability of Humble to compete in any line of business or which involve any restriction of the geographical area in which Humble may carry on its business (other than as may be required by law or applicable Regulatory Authorities);

         (d) any other contract or agreement for which Humble was or is required to obtain the approval of any Regulatory Authority prior to becoming bound or consummating the transactions contemplated thereby;

         (e) any real property lease with annual rental payments aggregating $5,000 or more;

         (f) any contract requiring the payment of any penalty, termination or other additional amounts as "change of control" payments or otherwise as a result of transactions contemplated by this

Agreement, or providing for the vesting or accrual of benefits or rights upon a "change of control" or otherwise as a result of the transactions contemplated by this Agreement;

         (g) any agreement with respect to (i) the acquisition of any bank branches or other assets or stock of another financial institution or any other Person or (ii) the sale of one or more bank branches which would require additional payments by Humble after the date of this Agreement; or

         (h) any outstanding interest rate exchange or other derivative contracts.

         5.14    Material Contract Defaults.  Except as set forth in Section
5.14 of the Humble Disclosure Schedule, Humble is not, and has not received any notice and has no knowledge that any party is, in breach, violation or default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which Humble is a party or by which Humble or its assets, business or operations may be bound or affected or under which it or its assets, business or operations receives benefits, except for those breaches, violations or defaults which would not have, individually or in the aggregate, a Humble Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice of both would constitute such a default.

         5.15 Legal Proceedings. Except as set forth in Section 5.15 of the Humble Disclosure Schedule, there are no claims or charges filed with, or proceedings or investigations by, Regulatory Authorities or actions or suits instituted or pending or, to the best knowledge of Humble's management, threatened against Humble, or against any property, asset, interest or right of Humble, that might reasonably be expected to result in a judgment in excess of $10,000 or that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. Humble is not a party to any agreement or instrument and is not subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that, individually or in the aggregate, might reasonably be expected to have a Humble Material Adverse Effect or might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement.

         5.16 Absence of Certain Changes or Events. Since December 31, 1994, except (i) as disclosed in any Regulatory Reporting Document filed since December 31, 1994 and prior to the date hereof or (ii) as set forth in Section
5.16 of the Humble Disclosure Schedule, Humble has not (A) incurred any liability which has had a Humble Material Adverse Effect, (B) suffered any change in its Condition which would have a Humble Material Adverse Effect, other than changes after the date hereof which affect the banking industry as a whole, (C) failed to operate its business consistent in all material respects in the ordinary course in accordance with past practice, or (D) changed any accounting practices.

         5.17 Reports. Since January 1, 1995, Humble has filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto (collectively "Reports"), that they were required to file with (i) the Federal Reserve Board, (ii) the OCC, (iii) the FDIC, and (iv) any other applicable federal, state, municipal, local or foreign government, securities, banking, savings and loan or other governmental or regulatory authority. No Regulatory Reporting Document with respect to periods beginning on or after January 1, 1995, contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

         5.18 Statements True and Correct. None of the information supplied or to be supplied by Humble for inclusion in the Proxy Statement to be used by Humble to solicit any required approval of its stockholders as contemplated by this Agreement (the "Proxy Statement") will, when the Proxy Statement is first mailed to the stockholders of Humble, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of the stockholders of Humble to be held pursuant to Section 8.03 of this Agreement, including any adjournments thereof (the "Stockholders' Meeting"), be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Humble is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. The information which is deemed to be set forth in the Humble Disclosure Schedule by Humble for the purposes of this Agreement is true and accurate in all material respects.

         5.19 Insurance. Humble is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability (including directors and officers liability insurance) and other insurance set forth in Section 5.19 of the Humble Disclosure Schedule and maintained with respect to the assets or business of Humble provide adequate coverage against all pending or threatened claims, and the fidelity bonds in effect as to which any of Humble is a named insured are sufficient for their purpose.

         5.20 Labor. No material work stoppage involving Humble is pending or, to the best knowledge of Humble's management, threatened. Humble is not involved in, or, to the best knowledge of Humble's management, threatened with or affected by, any labor or other employment-related dispute, arbitration, lawsuit or administrative proceeding. Employees of Humble are not represented by any labor union, and, to the best knowledge of Humble's management, no labor union is attempting to organize employees of Humble.

         5.21    Material Interests of Certain Persons.  Except as set forth in
Section 5.21 of the Humble Disclosure Schedule, no executive officer or director of Humble, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such executive officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Humble.

         5.22 Registration Obligations. Humble has no obligation, contingent or otherwise, presently in effect or which will survive the Consolidation by reason of any agreement to register any of its securities under the Securities Act.

         5.23 Brokers and Finders. Neither Humble nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Humble in connection with this Agreement or the transactions contemplated hereby.

         5.24 State Takeover Laws. The transactions contemplated by this Agreement are exempt from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti- takeover provisions.

         5.25 Environmental Matters. Neither Humble nor any properties owned or operated by Humble or held as collateral by Humble has been or is in violation of or liable under any Environmental Law (as hereinafter defined), except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Humble Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Humble's management, threatened relating to the liability of any properties owned or operated by Humble under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Humble Material Adverse Effect.

         "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         5.26 Humble Action. The Humble Board (at a meeting duly called and held on February 17, 1998 unanimously (a) determined that the Consolidation is fair to and in the best interests of Humble and its stockholders, (b) approved this Agreement and the Consolidation in accordance with the National Bank Act and other applicable laws and regulations, (c) resolved to recommend approval and adoption of this Agreement and the Consolidation and the other transactions contemplated hereby and thereby by Humble's stockholders and (d) directed that this Agreement and the Consolidation be submitted to Humble's stockholders for approval.

         5.27   Software.

         (a) Humble owns all right, title and interest in and to, or holds valid licenses or sub-licenses to use, all of the computer software used by Humble in its operations, free and clear of any liens, claims or encumbrances of any kind or nature (excluding the rights of the owner or licensor in the case of software licensed or sub-licensed by Humble from others). Except as specified on Section 5.27(a) of the Humble Disclosure Schedule, all computer software owned by Humble was developed by Humble entirely through Humble's own efforts and for its own account. The use by Humble of computer software licensed to Humble from third parties (including the sublicensing of such licensed software to customers) does not violate the terms of the respective license agreements with respect to such licensed software.

         (b) Except as set forth on Section 5.27(b) of the Humble Disclosure Schedule, no director, officer or employee of Humble owns, directly or indirectly, in whole or in part, any computer software or other intellectual property right which Humble is using or which is necessary for the business of Humble as now conducted.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF STERLING

         Sterling represents and warrants to Humble as follows:

         6.01 Organization Standing and Authority. Sterling is, and at the Closing Date, Consolidation Subsidiary will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Sterling is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the Condition of Sterling and its Subsidiaries taken as a whole or on the ability of Sterling to consummate the transactions contemplated hereby (a "Sterling Material Adverse Effect"). Sterling has, and at the Closing Date Consolidation Subsidiary will have, all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute and deliver this Agreement and perform the terms of this Agreement. Sterling is a duly registered as a bank holding company under the BHCA. Sterling has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Sterling Material Adverse Effect. At the Closing Date, Consolidation Subsidiary will not have conducted any business other than in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby. At the Effective Time, Sterling will own all of the issued and outstanding shares of Consolidation Subsidiary's capital stock.

         6.02 Sterling and Consolidation Subsidiary Capitalization. The authorized capital stock of Sterling consists of 30,000,000 shares of Sterling Common Stock and 1,000,000 shares of preferred stock, par value $1.00 par value ("Sterling Preferred Stock"). As of December 31, 1997, there were outstanding 13,760,320 shares of Sterling Common Stock and 177,113 shares of Sterling Preferred Stock and no other shares of capital stock of any class. The authorized capital stock of Consolidation Subsidiary will consist of 5,000 shares of common stock, par value $100 per share, of which 5,000 shares will be issued to and owned by Sterling at the Closing Date. All of the issued and outstanding shares of Sterling Common Stock and Preferred Stock are, and the issued and outstanding shares of Consolidation Subsidiary at the Closing Date will be, duly and validly issued and outstanding and are, and in the case of the Consolidation Subsidiary at the Closing Date will be, fully paid and nonassessable.

         6.03   Authorization of Consolidation and Related Transactions.

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and in the case of the Consolidation Subsidiary at the Closing Date will be, duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Sterling and Consolidation Subsidiary, to the extent required by applicable law. This Agreement represents, and in the case of Consolidation Subsidiary at the Closing Date will represent, a valid and legally binding obligation of each of Sterling and Consolidation Subsidiary, enforceable against Sterling and Consolidation Subsidiary in accordance with its terms except as such enforcement may be limited by the Remedies Exception.

         (b) Neither the execution and delivery of this Agreement by Sterling or Consolidation Subsidiary, nor the consummation by Sterling or Consolidation Subsidiary of the transactions contemplated hereby or thereby nor compliance by Sterling or Consolidation Subsidiary with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the charter or bylaws of Sterling or Consolidation Subsidiary or (ii) constitute or result in a breach or violation of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or assets of any of Sterling or its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, in any such event, have a Sterling Material Adverse Effect or (iii) subject to receipt of the requisite approvals referred to in
Section 9.01 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sterling or any of its Subsidiaries or any of their properties or assets.

         6.04 Financial Statements. Sterling has delivered to Humble copies of the audited consolidated balance sheets and the related consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flows (including related notes and schedules) of Sterling and its consolidated Subsidiaries as of and for the year ended December 31, 1996 included in Sterling's Annual Report on Form 10-K for such year and its unaudited consolidated balance sheet at December 31, 1997 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the year then ended (collectively, the "Sterling Financial Statements"). The Sterling Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are in accordance with the books and records of Sterling and its consolidated Subsidiaries, which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and (B) present fairly the consolidated financial position and the consolidated statements of income, changes in stockholders' equity and cash flows of Sterling and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, except for the absence of certain footnote information in the unaudited Sterling Financial Statements. Promptly upon the filing by Sterling of its Annual Report on Form 10-K for the year ended December 31, 1997, containing audited Sterling Financial Statements as and for the year ended December 31, 1997, Sterling will furnish to Humble a copy of such Annual Report on Form 10-K.

         6.05 Sterling SEC Reports. Since January 1, 1995, Sterling has filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto that as an issuer it is required to file with the SEC under the Exchange Act (the "Sterling SEC Documents"). No Sterling SEC Document with respect to periods beginning on or after January 1, 1995 and until the Closing contained or will contain any information that was false or misleading with respect to any material fact or omitted or will omit to state any material fact necessary in order to make the statements therein not misleading.

         6.06 Statements True and Correct. None of the information supplied or to be supplied by Sterling for inclusion in the Proxy Statement will, when the Proxy Statement is first mailed to the stockholders of Humble, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Sterling is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

         6.07 Common Stock. At the Effective Time, the Sterling Common Stock issued pursuant to the Consolidation will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         6.08 Tax and Regulatory Matters. Neither Sterling nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby, including the Consolidation, from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in Section 9.0l(b) or (iii) jeopardize the treatment of the business combination to be effected by the Consolidation as a pooling of interests for accounting purposes.

         6.09 Litigation. There are no judicial proceedings of any kind or nature pending or, to the knowledge of Sterling, threatened against Sterling before any court or administrative tribunal or before or by any governmental department, agency or instrumentality involving the validity of the Sterling Common Stock or the transactions contemplated by this Agreement.

         6.10 Brokers and Finders. Neither Sterling nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Sterling in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE VII

                          CONDUCT OF HUMBLE'S BUSINESS

         7.01 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Humble shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice (other than transactions made pursuant to contracts in existence on the date hereof and described in Sections 7.01 or 7.02 of the Humble Disclosure Schedule) and (ii) use its best efforts to maintain current customer relationships and preserve intact its business organization, employees, advantageous business relationships and retain the services of its officers and key Employees.

         7.02 Forbearances. During the period from the date of this Agreement to the Effective Time, Humble shall not, without the prior written consent of Sterling, which consent (in the case of subparagraphs (c), (d), (e), (h) and (o)) shall not be unreasonably withheld:

         (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, and sales of certificates of deposit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan or advance other than in the ordinary course of business consistent with past practice;

         (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, grant any stock options or stock awards, or grant any Person any right to acquire any shares of its capital stock; or issue any additional shares of capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person, or cancel, release or assign any indebtedness to such Person or any claims held by any such

Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

         (d) make any material investment (other than trades in investment securities in the ordinary course) either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person;

         (e) enter into, terminate or fail to exercise any material right under, any contract or agreement involving annual payments in excess of $10,000 and which cannot be terminated without penalty upon 30 days' notice, or make any change in, or extension of (other than automatic extensions), any of its leases or contracts involving annual payments in excess of $10,000 and which cannot be terminated without penalty upon 30 days' notice, except in the ordinary course of business consistent with past practice;

         (f) modify the terms of any Humble Benefit Plan (including any severance pay plan) or increase or modify in any manner the compensation or fringe benefits of any of its Employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such Employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any Employee other than routine adjustments in compensation and fringe benefits in the ordinary course of business consistent with past practice, or accelerate the vesting of any stock options or other stock-based compensation;

         (g) take any action that would prevent or impede the Consolidation from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code;

         (h) settle any claim, action or proceeding involving the payment of money damages in excess of $10,000;

         (i)     amend its charter or bylaws;

         (j) fail to maintain its Regulatory Agreements, material Authorizations or to file in a timely fashion all federal, state, local and foreign Tax Returns;

         (k) make any capital expenditures of more than $10,000 individually or $50,000 in the aggregate, other than pursuant to that certain Standard Form of Agreement between Owner and Contractor where the basis of payment is a Stipulated Sum entered into between Humble and R. Hassell Builders, Inc., dated September 24, 1997, relating to the construction of a new headquarters for Humble;

         (l) fail to maintain or administer each Humble Benefit Plan in accordance with all applicable law or timely make all contributions or accruals required thereunder in accordance with GAAP;

         (m)     issue any additional shares of Humble Common Stock;

         (n) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Consolidation set forth in Article IX not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

         (o) change any methods of accounting from those used in the Humble Financial Statements;

         (p) take any action that would jeopardize the treatment of the Consolidation as a pooling of interests for accounting purposes in accordance with APB Opinion 16; or

         (q) agree, or make any commitment, to take, in writing or otherwise, any of the actions described in clauses (a) through (p) of this
Section 7.02.

         Humble shall provide Sterling with prompt notice of any event referred to in this Section 7.02 occurring after the date hereof.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

         8.01   Access and Information.

         (a) During the period from the date of this Agreement through the Effective Time:

                 (i) Humble shall afford Sterling, and its accountants, counsel and other representatives, full access during normal business hours to the properties, books, contracts, tax returns, commitments and records of Humble at any time, and from time to time, for the purpose of conducting any review or investigation reasonably related to this Agreement or the Consolidation, and Humble will cooperate fully with all such reviews and investigations.

                 (ii) Sterling shall upon reasonable notice make personnel and copies of reports filed under the Exchange Act with the SEC since January 1, 1995 available to Humble and its advisors for purposes of any review or report to the Humble Board in evaluating the Consolidation.

         (b) During the period from the date of this Agreement through the Effective Time, Humble shall furnish to Sterling (i) all Reports referred to in
Section 5.17 promptly upon the filing thereof, (ii) a copy of each Tax Return filed by it, and (iii) monthly and other interim financial statements in the form prepared by Humble for its internal use. During this period, Humble also shall notify Sterling promptly of any material change in the Condition of Humble.

         (c) Notwithstanding the foregoing provisions of this Section 8.01, no investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

         (d) Sterling agrees that it will keep confidential any information furnished to it in connection with the transactions contemplated by this Agreement which is reasonably designated as confidential at the time of delivery, except to the extent that such information (i) was already known to Sterling and was received from a source other than Humble or any of its directors, officers, employees or agents, (ii) thereafter was lawfully obtained from another source or was publicly disclosed by Humble or its agent or representative, or (iii) is required to be disclosed to the OCC, the FDIC, the Federal Reserve Board, or any other Regulatory Authority, or is otherwise required to be disclosed by law. Sterling agrees not to use such confidential information, and to implement safeguards and procedures that are reasonably designed to prevent such confidential information from being used, for any purpose other than in connection with the transactions contemplated by this Agreement. Upon any termination of this Agreement, Sterling will return to Humble all documents furnished Sterling for its review and all copies of such documents made by Sterling.

         (e) Humble shall cooperate, and shall cause its accountants, counsel and other representatives to cooperate, with Sterling and its accountants, counsel and other representatives, in connection with the preparation by Sterling of any applications and documents required to obtain the Approvals which cooperation shall include providing all information, documents and appropriate representations as may be necessary in connection therewith and, when requested by Sterling, preparing and filing of regulatory applications.

         (f) From and after the date of this Agreement, each of Sterling and Humble shall use its commercially reasonable efforts to satisfy or cause to be satisfied all conditions to their respective obligations under this Agreement. While this Agreement is in effect, neither Sterling nor Humble shall take any actions, or omit to take any actions, which would cause this Agreement to become unenforceable in accordance with its terms.

         8.02   Proxy Statement; Regulatory Matters.

         (a) As promptly as practicable after the execution of this Agreement, Humble shall (i) prepare the Proxy Statement and, if required by applicable law, file the Proxy Statement with the OCC and (ii) mail to its stockholders the Proxy Statement. Sterling shall furnish all information concerning Sterling and its Subsidiaries, directors and officers as Humble may reasonably request in connection with the preparation of the Proxy Statement. Humble shall give Sterling and its counsel the opportunity to review the Proxy Statement and each document to be incorporated by reference therein. Unless otherwise required pursuant to the applicable fiduciary duties of the Humble Board (as determined in good faith by the Humble Board based upon the advice of its outside counsel), no amendment or supplement to the Proxy Statement will be made by Humble without the approval of Sterling, which approval shall not be unreasonably withheld.

         (b) Sterling and Humble shall cooperate and use their respective commercially reasonable efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approvals or authorizations required by the Federal Reserve, the OCC, the FDIC and the Commissioner and (ii) to cause the Consolidation to be consummated as expeditiously as reasonably practicable.

         8.03 Stockholders' Approval. Humble shall, as promptly as practicable, call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Consolidation and related matters. The Stockholders' Meeting shall be held no later than April 15, 1998. The Humble Board shall, submit for approval of its stockholders the matters to be voted upon at the Stockholders' Meeting, and shall recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approvals. The covenants under this Section 8.03 are subject to the exercise by the Humble Board of its fiduciary obligations.

         8.04 Press Releases. Prior to the public dissemination of any press release or other public disclosure of information about this Agreement, the Consolidation or any other transaction contemplated hereby, the parties to this Agreement shall mutually agree as to the form and substance of such release or disclosure, except as otherwise provided by applicable law or by rules of the Nasdaq National Market.

         8.05    Notice of Defaults.  Humble shall promptly notify Sterling of
(i) any material change in its business, operations or prospects, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of litigation involving such party, or (iv) any event or condition that might be reasonably expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. For purposes of this Section 8.05, the term material litigation shall mean any claim involving $10,000 or more. Upon any such notice, if any event or condition stated in such notice shall entitle Sterling to terminate this Agreement pursuant to Section 10.01(c), Sterling shall not be entitled to terminate this Agreement by reason thereof unless Sterling exercises such right on or before the later of (i) the date ten
(10) business days after such notification or (ii) the expiration of the cure period described in such Section 10.01(c).

         8.06 Miscellaneous Agreements and Consents; Affiliates Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Sterling and Humble shall use their best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of Sterling or Humble, desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this

Agreement, the proper officers and directors of Sterling shall be deemed to have been granted authority in the name of Humble to take all such necessary or desirable action. Without limiting the foregoing, Humble will take such actions as may be reasonably necessary to identity each of its "affiliates" for purposes of Rule 145 under the Securities Act and to cause each person so identified to deliver to Sterling prior to the Effective Time a written agreement in form and substance satisfactory to Sterling providing that such person shall not sell, pledge, transfer or otherwise dispose of any Common Stock to be received by such person as part of the Aggregate Consolidation Consideration except in compliance with the applicable provisions of the Securities Act and applicable SEC rules and regulations regarding treatment of the Consolidation as a "pooling of interest" for accounting purposes. For a period of not less than two years after the date hereof (or such shorter period of time as may be applicable for such "affiliates" to sell shares of Sterling Common Stock in accordance with Rule 144 under the Securities Act), Sterling will continue to file in a timely manner all securities reports required to be filed by it pursuant to Section 13 and Section 15(d) of the Exchange Act.

         8.07    Indemnification.

         (a) Sterling shall indemnify, defend, and hold harmless the directors, officers, employees, and agents of Humble (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under the TBCA and applicable federal law and by Humble's charter and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by the TBCA and applicable federal law upon receipt of any undertaking required by the TBCA and applicable federal law, except that the right to indemnification shall not arise in those instances in which the party seeking indemnification has participated in the breach of any covenant or agreement contained herein or knowingly caused any representation or warranty of Humble contained herein to be false or inaccurate in any respect and the claim arises principally from such breach or the falsity or inaccuracy of such representation or warranty. Without limiting the foregoing, in any case in which a determination by Sterling is required to effectuate any indemnification, Sterling shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between Sterling and the Indemnified Party.

         (b) Sterling shall use its commercially reasonable efforts (and Humble shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of four years after the Effective Time Humble's existing directors' and officers' liability insurance policy (provided that Sterling may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous in the aggregate or (ii) with the consent of Humble given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that Sterling shall not be obligated to make premium payments for such four-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Humble's directors and officers, 100% of the annual premium payments on Humble's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sterling shall use its commercially reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

If Sterling or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or consolidation or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of Sterling shall assume the obligations set forth in this Section 8.07.

         (c) The provisions of this Section 8.07 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         (d) Sterling shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 8.07 if Sterling has been finally determined to have acted in bad faith in refusing such indemnity. The Indemnified Party shall pay all expenses, including reasonable attorneys' fees, incurred by Sterling if the indemnification or other obligations provided in this Section 8.07 are denied by a court of competent jurisdiction by final and nonappealable order, unless such court determines that Sterling acted in bad faith in refusing such indemnity.

         8.08 Certain Change of Control Matters. From and after the date hereof, Humble shall take all action necessary so that none of the execution and delivery of this Agreement, the consummation of the Consolidation or the consummation of the other transactions contemplated hereby or thereby will increase any benefits otherwise payable under any Humble Benefit Plan except
(a) as set forth in Sections 5.12 and 5.13 of the Humble Disclosure Schedule or
(b) for increases made with the prior written consent of Sterling.

         8.09 Stock Exchange Listing. Sterling shall use its commercially reasonable efforts to have the shares of Sterling Common Stock to be issued to holders of Humble Common Stock in the Consolidation included for quotation on Nasdaq National Market prior to the Effective Time.

         8.10 Employee Benefits. As soon as practicable following the Effective Time, Sterling shall provide generally to officers and employees of Humble employee benefits, including without limitation health and welfare benefits, life insurance and vacation arrangements, on terms and conditions which when taken as a whole are substantially similar to those provided from time to time by Sterling and its Subsidiaries to their similarly situated officers and employees. In that regard, such officers and employees of Humble shall be credited under the employee benefit plans of Sterling for their years of "eligibility service" and "vesting service" earned under the Humble Benefit Plans as if such service had been earned with Sterling, while such officers and employees of Humble shall be credited with "benefit service" under the employee benefit plans of Sterling only with respect to their period of employment with Sterling and its Subsidiaries after the Effective Time in accordance with the terms and conditions of such employee benefit plans. As of the Effective Time, the employees and their dependents, if any, previously covered as of the Effective Time under Humble's health insurance plan shall be covered under Sterling's health insurance plan and, to the extent possible under the terms of Sterling's then current health insurance plan, will not be subject to any pre-existing condition limitations or exclusions, except those excluded under Sterling's health insurance plan. Humble's employees shall not be required to satisfy the deductible and employee payments required by Sterling's comprehensive medical and/or dental plans for the calendar year of the Effective Time to the extent of amounts previously credited during such calendar year under comparable plans maintained by Humble.

         8.11 Certain Actions. No party shall take any action which would adversely affect or delay the ability of either Sterling or Humble to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         8.12 No Solicitation. (a) Neither Humble nor any of its Subsidiaries shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and Humble shall notify Sterling orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that (i) Humble may furnish or cause to be furnished confidential and non-public information concerning Humble and its businesses, properties or assets to a third party (subject to execution by such third party of a confidentiality agreement containing confidentiality provisions substantially similar to those of the letter agreement entered into between Humble and Sterling dated December 8, 1997), (ii) following the execution of such a confidentiality agreement, Humble may engage in discussions or negotiations with a third party executing such a confidentiality agreement,
(iii) following receipt of an Acquisition Proposal, Humble may take and disclose to its stockholders a position with respect to such Acquisition Proposal, including, if such Acquisition Proposal is a tender offer, the Humble Board may take and disclose to Humble's stockholders a position contemplated by Rule 14e-2 under the Exchange Act, and/or (iv) following receipt of an Acquisition Proposal, the Humble Board may withdraw or modify its recommendation referred to in Section 5.26, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Humble Board shall conclude in good faith on the basis of advice from outside counsel that such action is required in order for the Humble Board to satisfy its fiduciary obligations under applicable law; provided, further, that the Humble Board shall not take any of the foregoing actions referred to in clauses (i) through
(iv) until after reasonable notice to and consultation with Sterling with respect to such action and that the Humble Board shall continue to consult with Sterling after taking such action and, in addition, if the Humble Board receives an Acquisition Proposal or any request for confidential and non-public information or for access to the properties, books or records of Humble for the purpose of making, or in connection with, an Acquisition Proposal, then Humble shall promptly inform Sterling as provided above of the terms and conditions of such proposal or request and the identity of the person making it. As used herein, the term "Acquisition Proposal" means: (x) any acquisition or purchase of a significant amount of the assets of Humble, or any equity interest in Humble or any take-over bid or tender offer

(including an issuer bid or self tender offer) or exchange offer, consolidation, plan of arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Humble (other than the transactions contemplated by this Agreement) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Consolidation or which would or could reasonably be expected to materially dilute the benefits to Sterling and Consolidation Subsidiary of the transactions contemplated hereby or (y) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to Humble or any agreement to engage in any of the foregoing. Humble will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. "Acquisition Transaction" means the transaction(s) by which an Acquisition Proposal is consummated. Nothing in this Section 8.12 shall (A) permit Humble to terminate this Agreement or (B) permit Humble to enter into any written agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement Humble shall not enter into any written agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal, other than a confidentiality agreement in the form referred to above), it being understood that Section 10.01 sets forth the rights of Humble to terminate this Agreement.

         (b) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of Section 8.12(a) by any employee, officer or director or authorized employee, agent or representative of Humble (including, without limitation, any investment banker, financial advisor, attorney or accountant or other representative retained by Humble), or otherwise shall be deemed to be a breach of Section 8.12(a) by Humble.

         8.13 Termination Fee. To compensate Sterling for entering into this Agreement, taking actions to consummate the transactions contemplated hereunder and incurring the costs and expenses related thereto and other losses and expenses, including the foregoing the pursuit of other opportunities by Sterling, Humble and Sterling agree as follows:

         (a) Provided that neither Sterling nor Consolidation Subsidiary shall be in material breach of its obligations under this Agreement (which breach has not been cured promptly following receipt of written notice thereof by Humble specifying in reasonable detail the basis of such alleged breach), Humble shall pay to Sterling the sum of $250,000 (the "Termination Fee"), plus reasonable out-of-pocket expenses, not in excess of $100,000 (including, without limitation, fees and expenses of counsel and printing expenses) (such expenses are hereinafter referred to as the "Expenses") incurred by Sterling or any of its affiliates in connection with or arising out of the transactions contemplated by this Agreement, regardless of when those expenses are incurred, if this Agreement is terminated either (i) by Humble under the provisions of
Section 10.01(e), (ii) by Sterling under the provisions of Section 10.01(g) or
(iii) by either Sterling or Humble under the provisions of Section 10.01(f), due to the failure of Humble's stockholders to approve and adopt this Agreement and the Consolidation, if at the time of such failure to so approve and adopt this Agreement and the Consolidation there shall exist an Acquisition Proposal with respect to Humble and, within 12 months of the termination of this Agreement, Humble enters into a definitive agreement with any third party with respect to an Acquisition Proposal with respect to Humble. Sterling shall provide Humble with an itemization of Expenses.

         (b) Any payment required by paragraph (a) of this Section 8.13 shall become payable within two business days after termination of the Agreement or, in the case of reimbursement to Sterling of the Expenses, promptly after (but in no event later than 3 business days following) delivery to Humble of the itemization of Expenses.

         (c)     Humble acknowledges that the agreements contained in this
Section 8.13 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Sterling would not enter into this Agreement; accordingly, if Humble fails to promptly pay the Termination Fee or Expenses when due, Humble shall in addition thereto pay to Sterling all costs and expenses (including fees and disbursements of counsel) incurred in collecting such Termination Fee or Expenses, as the case may be, together with interest on the amount of the Termination Fee or Expenses (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by Sterling at the prime rate of NationsBank of Texas, National Association as in effect from time to time during such period.

         8.14 Accruals. Prior to the Effective Time and after consultation with Sterling, Humble shall, consistent with GAAP, make such changes and modifications to its loan, accrual and reserve policies and practices (including loan classification and allowance for credit losses levels) to bring such policies and practices into line with those presently followed by Sterling, including appropriate increases in its allowance for credit losses.

         8.15 Post-Closing Actions. None of the parties shall take, or permit any of their Subsidiaries or Affiliates to take, any action after the Closing that would disqualify the Consolidation as a reorganization within the meaning of Section 368(a) of the Code.

         8.16    Future Board Representation.   As soon as practicable
following the Effective Time and subject to the Articles of Association and bylaws of Sterling Bank, a Texas banking association and a wholly owned subsidiary of Sterling (the "Bank"), Sterling shall increase the size of the Bank's board of directors by one and shall appoint or nominate for election to the vacancy on the Bank's board of directors created thereby one representative designated by the Humble Board prior to the Effective Time (the "Humble Designee"), which designee shall serve until the annual meeting of the Bank's stockholders held in 1999 or until his earlier resignation, removal or retirement. Sterling may thereafter in its sole discretion nominate the Humble Designee to an additional term or terms on the Bank's board of directors.

         8.17 Certain Agreements. Neither Humble nor any of its agents or representatives will waive any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Sterling, unless the Humble Board concludes in good faith and based upon the advice of outside counsel that waiving such provision is necessary or appropriate in order for such board of directors to act in a manner which is consistent with its fiduciary obligations under applicable law.

Humble will immediately advise Sterling of the termination or waiver of any confidentiality or standstill or similar agreement to which it is a party by the other party or parties to such agreement.

         8.18 Notification; Updated Disclosure Schedules. Humble shall give prompt notice to Sterling, and Sterling or Consolidation Subsidiary shall give prompt notice to Humble, of (i) any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect, including, without limitation, as a result of any change in the Humble Disclosure Schedule or the Sterling Disclosure Schedule, as applicable, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         8.19   Registration Statement.

         (a) Sterling shall use its commercially reasonable efforts to either (i) cause the Sterling Shares to be registered under a shelf registration statement on Form S-4 (the "Acquisition Shelf Registration Statement") previously filed by Sterling; or (ii) (A) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, (the "Shelf Registration Statement") on or prior to the 60th day after the Effective Time (the "Shelf Filing Deadline") which will provide for resales of all the Sterling Shares the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and (B) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline.

         (b) No Holder shall be entitled to sell any of its shares under the Acquisition Shelf Registration Statement, but such Holder shall rely on the provisions of Rule 145 under the Securities Act for any sales of the Sterling Shares.

         (c) If Sterling shall be required to file the Shelf Registration Statement, Sterling shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of the Securities Act to the extent necessary to ensure that it is available for sales of Sterling Shares by the Holders thereof entitled to the benefit of this Section 8.19, and to ensure that it conforms with the requirements of the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of one year following the Effective Time or such shorter period ending when all of the Sterling Shares available for sale thereunder have been sold pursuant thereto.

         (d) No Holder of Sterling Shares may include any of its Sterling Shares in any Shelf Registration Statement filed pursuant to this Section 8.19 unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected shall furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         8.20 Consolidation Subsidiary as a Party. Upon the formation of Consolidation Subsidiary and its receipt of an interim charter from the Commissioner, Sterling, Consolidation Subsidiary and Humble shall execute an amendment to this Agreement making Consolidation Subsidiary a party to this Agreement.

         8.21 Amendment of Humble Articles of Association. Prior to the Closing Date, Humble shall cause its Articles of Association to be amended to
(i) reduce the number of directors to a minimum of three directors and a maximum of five, (ii) delete the provision requiring directors to own at least $1,000 in value of Humble Common Stock and (iii) delete the provision providing for preemptive rights for holders of Humble capital stock.

         8.22 Termination of Humble 401(k) Plan. Prior to the Closing Date, Humble shall terminate the Humble 401(k) Plan.

         8.23 Compliance with Year 2000 Guidelines. From the date of this Agreement until the Closing Date, Humble shall adhere to, follow the procedures set forth in and take all actions required by the FFIEC Safety and Soundness Guidelines Concerning the Year 2000 Business Risk.

                                   ARTICLE IX

                          CONDITIONS TO CONSOLIDATION

         9.01 Conditions to Each Party's Obligation to Effect the Consolidation. The respective obligations of each of Sterling and Consolidation Subsidiary (on the one hand) and Humble (on the other hand) to effect the Consolidation and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

         (a) Stockholders of Humble shall have approved and adopted all matters relating to this Agreement, the Consolidation and the transactions contemplated hereby and thereby as required under applicable law at the Stockholders' Meeting.

         (b) This Agreement, the Consolidation and the other transactions contemplated hereby and thereby shall have been approved by the Federal Reserve Board, the OCC, the Commissioner, the FDIC and any other Regulatory Authorities whose approval is required for consummation of the transactions contemplated hereby and all applicable waiting periods shall have expired. No such approval or consent shall be conditioned or restricted in any manner (including requirements relating to the disposition of assets) which in the good faith judgment of Sterling would so adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or restriction been known, it would not have entered into this Agreement.

         (c) Neither Sterling, Consolidation Subsidiary nor Humble shall be subject to any active litigation which seeks any order, decree or injunction of a court or agency of competent jurisdiction to enjoin or prohibit the consummation of the Consolidation, and no such order, decree or injunction shall have been issued and remain in effect.

         (d) The shares of Sterling Common Stock issuable pursuant to the Consolidation shall have been approved for quotation on the Nasdaq National Market.

         (e) Deloitte shall have delivered a letter, dated the date of Closing, addressed to Sterling, in form and substance reasonably satisfactory to Sterling, to the effect that the Consolidation will qualify for pooling of interests accounting treatment if consummated in accordance with this Agreement.

         9.02 Conditions to Obligations of Humble to Effect the Consolidation. The obligations of Humble to effect the Consolidation shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of Sterling and Consolidation Subsidiary set forth in Article VI hereof shall be true and correct in all respects as of the date of this Agreement with respect to Sterling and as of the Effective Time with respect to Sterling and Consolidation Subsidiary (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date), and Humble shall have received a certificate signed by the chairman, president or other duly authorized officer of Sterling to that effect.

         (b) Performance of Obligations. Sterling shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Humble shall have received a certificate signed by the chairman, president or other duly authorized officer of Sterling to that effect and as to the absence of litigation as described in
Section 9.01(c).

         (c) Material Adverse Change. Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business, operations or properties of Sterling or any of its Subsidiaries, nor shall any event have occurred which, with the lapse of time, may cause or create any material adverse change in the financial condition, business, operations or properties of Sterling or any of its Subsidiaries in the reasonable and good faith judgment of the Humble Board. Humble shall have received a certificate signed by the chairman, president or other duly authorized officer of Sterling to that effect.

         (d) Tax Opinion. Humble shall have received an opinion of Webb & Lauterbach, P.C., counsel to Humble, to the effect that the Consolidation will constitute a reorganization within the meaning of Section 368 of the Code and no gain or loss will be recognized by the stockholders of Humble to the extent that they receive Sterling Common Stock in exchange for their Humble Common Stock in the Consolidation.

         9.03 Conditions to Obligations of Sterling to Effect the Consolidation. The obligations of each of Sterling and Consolidation Subsidiary to effect the Consolidation shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of Humble set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and except that any representation and warranty not modified by reference to a Humble Material Adverse Effect that is not true in all respects shall nevertheless be deemed, for purposes of this Section 9.03(a), to be true in all respects unless the failure of such representation or warranty to be so true has had, or is reasonably likely to have, a Humble Material Adverse Effect and Sterling shall have received a certificate signed by the chairman of the board, president or other duly authorized officer of Humble to that effect.

         (b) Performance of Obligations. Humble shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Sterling shall have received a certificate signed by the chairman, president or other duly authorized officer of Humble to that effect and as to the absence of litigation as described in
Section 9.01(c).

         (c) Material Adverse Change. Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business, operations or properties of Humble or any of its Subsidiaries, nor shall any event have occurred which, with the lapse of time, may cause or create any material adverse change in the financial condition, business, operations or properties of Humble or any of its Subsidiaries in the reasonable and good faith judgment of the Board of Directors of Sterling, and Sterling shall have received a certificate signed by the chairman, president or other duly authorized officer of Humble to that effect.

         (d) Opinion of Counsel. Sterling shall have received an opinion of counsel for Humble addressed to Sterling and in form reasonably satisfactory to it as to the validity of the approvals of the Consolidation by the Humble Board and the stockholders of Humble.

         (e) Dissenting Shares. The number of Dissenting Shares shall not exceed 9.9 percent (9.9%) of the total issued and outstanding shares as of the Effective Time of either class of Humble Common Stock.

         (f) The agreements of Rule 145 "affiliates" shall have been delivered to Sterling pursuant to Section 8.06 as required by Section 8.06.

         (g)     Humble's dispute with John Floyd & Associates as described in
Section 5.15 of the Humble Disclosure Schedule shall have been resolved, such resolution to be evidenced by a written settlement agreement, and Sterling shall have received a certificate signed by the chairman of the board, president or other duly authorized officer of Humble to that effect.

                                   ARTICLE X

                                  TERMINATION

         10.01 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Consolidation and the transactions contemplated hereby and thereby by the stockholders of Humble, this Agreement may be terminated and the Consolidation may be abandoned at any time prior to the Effective Time:

         (a)     by mutual consent of the Sterling Board and the Humble Board;
or

         (b) by the Humble Board or the Sterling Board if (i) the Federal Reserve, the OCC, the FDIC or the Commissioner has denied approval of the Consolidation [or the Bank Consolidation] and such denial has become final and nonappealable or has approved the Consolidation subject to conditions that in the judgment of Sterling would restrict it or its Subsidiaries or Affiliates in their respective spheres of operations and business activities after the Effective Time or (ii) the Effective Time does not occur by June 30, 1998, or if all regulatory approvals have not been obtained by June 30, 1998, by August 31, 1998, provided, however, that the right to terminate this Agreement under clause (ii) of this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur prior to such date; or

         (c) by Sterling (if it is not in breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by Humble that would cause a failure of the conditions in Section 9.03, which breach or failure has not been, or cannot be, cured within 30 days after written notice of such breach is given to Humble; or

         (d) by Humble (if it is not in breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by Sterling that would cause a failure of the conditions in Section 9.02, which breach or failure has not been, or cannot be, cured within 30 days after written notice of such breach is given to Sterling; or

         (e) by Humble if (i) there shall not have been a breach of any covenant or agreement on the part of Humble under this Agreement and (ii) prior to the Effective Time, Humble shall have received a bona fide Acquisition Proposal and the Humble Board determines in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the written opinion of independent legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, that such Alternative Proposal (if consummated pursuant to its terms) would result in an Alternative Transaction that is more favorable to the Humble stockholders than the Consolidation ("Superior Proposal") and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that termination under this clause (ii) shall not be deemed effective until payment of the Termination Fee and Expenses required by Section 8.13; or

         (f) by either Sterling or Humble, if the Consolidation and this Agreement shall fail to receive the requisite vote for approval and adoption at the Humble Stockholders' Meeting;

         (g) by Sterling if the Humble Board shall have (A) resolved to accept a Superior Proposal, or (B) recommended to the stockholders of Humble that they tender their shares in a tender or exchange offer commenced by a third party or (C) withdrawn or modified, in any manner that is adverse to Sterling or Consolidation Subsidiary, its recommendation or approval of this Agreement or the Consolidation or recommended to the Humble stockholders acceptance or approval of any Alternative Proposal, or shall have resolved to do the foregoing.

         (h) by either Humble or Sterling as provided below upon the occurrence of the following respective events:

                 (i) by Humble by a vote of a majority of the members of the Humble Board, at any time during the two-day period commencing on the Determination Date, that both of the following conditions are satisfied: (A) the Average Closing Price of Sterling Common Stock as of the Determination Date is less than $11.73(as adjusted for the stock split described in Section 3.01(c) and for other stock splits or stock dividends effected after the date of this Agreement); and (B) the Index as of the Adjustment Date is not less than 1665; or

                 (ii) by Sterling by a vote of a majority of the members of its entire Board of Directors, at any time during the two-day period commencing on the Determination Date, that both of the following conditions are satisfied: (A) the Average Closing Price of Sterling Common Stock as of the Adjustment Date is more than $17.60 (as adjusted for the stock split described in Section 3.01(c) and for other stock splits or stock dividends effected after the date of this Agreement); and (B) the Index as of the Adjustment Date is less than 2497.

         For purposes of this Section 10.01(i), the following terms shall have the meanings indicated:

         "Average Closing Price" shall mean the average of the daily closing sales prices of Sterling Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Sterling) for the ten consecutive trading days in which such shares are quoted on the Nasdaq National Market ending at the close of trading on the Determination Date.

         "Determination Date" shall mean the later to occur of (i) the date on which the OCC (or its delegate) shall have issued its order approving the Consolidation and (ii) the date that the condition set forth in Section 9.01(a) is satisfied.

         "Index" shall mean the Nasdaq National Market Bank Composite Index.

         10.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.02 and Sections 8.01(d), 8.13 and 11.01 shall survive any such termination and abandonment; and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

         10.03 Non-Survival of Representations, Warranties and Covenants Following the Effective Time. Except for Articles III and IV and Sections 8.07, 8.08, 8.16, 8.20 and 11.01, none of the respective representations, warranties, obligations, covenants and agreements of the parties shall survive the Effective Time.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01 Expenses. Except as provided in Section 8.13, unless otherwise agreed by the parties in writing, each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Consolidation and Sterling shall pay all printing expenses and filing fees incurred in connection with this Agreement and the Proxy Statement.

         11.02 Entire Agreement; Parties in Interest. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than Section 8.07, nothing in this Agreement, expressed or implied, is intended to confer upon any individual, corporation or other entity (including, without limitation, any shareholder of Humble), other than Sterling, Consolidation Subsidiary and Humble or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.03 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of Sterling, Consolidation Subsidiary, and Humble; provided however, that the provisions hereof relating to the manner or basis in which shares of Humble Common Stock will be exchanged for the Aggregate Consolidation Consideration shall not be amended after the Stockholders' Meeting without any requisite approval of the holders of the issued and outstanding shares of Humble Common Stock entitled to vote thereon.

         11.04 Waivers. Prior to or at the Effective Time, each of Sterling, Bancorporation, Consolidation Subsidiary, and Humble shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation.

         11.05 No Assignment. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person or entity. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

         11.06 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid to the persons at the addressees set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Humble:                     Humble National Bank
                                     111 FM 1960 East Bypass
                                     Humble, Texas   77338
                                     Attention:  H. Dean Mann
                                                 Chairman of the Board
                                                 and President
                                     Telecopy:   (281) 446-1410

         Copy to Counsel:            Webb & Lauterbach, P.C.
                                     1990 Post Oak Boulevard
                                     Suite 1570
                                     Houston, Texas 77056
                                     Attention:  John Michael Webb
                                     Telecopy:   (713) 626-9807

         Sterling and Consolidation  Sterling Bancshares, Inc.
            Subsidiary:              15000 Northwest Freeway
                                     Houston, Texas 77040
                                     Attention:  George Martinez, Chairman
                                     Telecopy:   (713) 849-5498

         Copy to Counsel:            Sterling Bancshares, Inc.
                                     15000 Northwest Freeway
                                     Houston, Texas 77040
                                     Attention:  Michael A. Roy, General Counsel
                                     Telecopy:   (713) 849-5498

         With a copy to:             Andrews & Kurth L.L.P.
                                     600 Travis, Suite 4200
                                     Houston, Texas 77002
                                     Attention: Dan A. Fleckman
                                     Telecopy:  (713) 220-4285

         11.07 Specific Performance. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Consolidation, will cause irreparable injury for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the other party's obligations or any arbitration award hereunder and to the granting by any such court of the remedy of the specific performance hereunder.

         11.08 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in Houston, Harris County, Texas.

         11.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

         11.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.11 Severability. In the event that any one or more of the provisions contained in this Agreement, or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         IN WITNESS WHEREOF, Sterling and Humble have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                  STERLING BANCSHARES, INC.



                                  By:     /s/ GEORGE MARTINEZ
                                     -----------------------------------------
                                     Name:    George Martinez
                                          ------------------------------------
                                     Title:   Chairman
                                           -----------------------------------



                                  HUMBLE NATIONAL BANK



                                  By:     /s/ H. DEAN MANN
                                     -----------------------------------------
                                     Name:    H. Dean Mann
                                          ------------------------------------
                                     Title:   Chief Executive Officer and
                                              President
                                           -----------------------------------